Exhibit 23(b)


                               CONSENT OF KPMG LLP






The Board of Directors
Roanoke Gas Company:


We consent to the use of our report, dated October 17, 1997, included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                   s/KPMG LLP
                                    KPMG LLP



Roanoke, Virginia
January 27, 1999